Exhibit 99.1

CONTACT:
R. Dirk Allison
Senior Vice President and Chief Financial Officer
(214) 922-9711

ODYSSEY HEALTHCARE REPORTS THIRD QUARTER 2007 RESULTS

Third Quarter Highlights:
•	4.1% net patient service revenue increase;
•	Continued profitability;
•	Strong balance sheet and no debt; and
•	Repurchased over 300,000 shares of common stock.

DALLAS, TEXAS (October 29, 2007)— Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the third quarter and nine months ended September 30, 2007.

For the third quarter of 2007, net patient service revenue increased 4.1% to $104.3 million, compared with $100.2 million for the third quarter of 2006.  The Company’s income from continuing operations for the third quarter of 2007 was $3.7 million as compared with $6.0 million for the third quarter of 2006.  Earnings per diluted share from continuing operations were $0.11 for the third quarter of 2007 as compared with $0.17 for the third quarter of 2006.  The Company’s income from continuing operations for the third quarter of 2007 was negatively impacted by a $0.6 million adjustment to the Company’s Medicare cap contractual allowance related to the prior year and a loss of $0.2 million on the sale of a building that the Company had previously acquired for the purpose of developing an inpatient facility.  Excluding these items, the Company’s earnings per diluted share from continuing operations were $0.13 for the third quarter of 2007.

For the nine months ended September 30, 2007, net patient service revenue increased 2.5% to $309.6 million, compared with $302.0 million for the nine months ended September 30, 2006.  The Company’s income from continuing operations for the nine months ended September 30, 2007, was $12.2 million, or $0.37 per diluted share, compared with income from continuing operations for the same nine-month period of 2006 of $19.3 million, or $0.56 per diluted share.

In commenting on the results for the third quarter of 2007, Robert A. Lefton, President and Chief Executive Officer of Odyssey HealthCare, said, “As we have stated in the past, we view 2007 as a transitional year.  Nevertheless, we are making progress and believe we have cause for optimism.  In our view, we are well positioned in a growing industry that is fulfilling a demonstrated social need.  In addition, we believe that we have sufficient funding to support our growth initiatives and to continue to operate profitably within the current reimbursement environment.

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ODSY Announces Third Quarter 2007 Results

October 29, 2007

“Many of the strategies we are implementing are intended to improve our longer term results and, as we have previously mentioned, will have a negative impact on our earnings in the short term.  Our income from continuing operations for the third quarter was negatively affected by several factors, including additional pre-tax losses of approximately $1.0 million in the third quarter related to our inpatient development initiative, increased operating expenses of approximately $0.4 million related to the implementation of our new integrated billing system and an increase of approximately $0.4 million in start-up losses related to our de novo program development.”

Mr. Lefton added, “In addition to the above items, we incurred a charge of $0.6 million due to the increase in our Medicare cap contractual adjustment related to the prior year, a loss of $0.2 million on the sale of a building and an increase in our provision for uncollectible accounts of approximately $0.5 million.  The additional Medicare cap contractual adjustment charge resulted from lower-than-expected adjusted admission numbers for two of our programs due to the impact of higher-than-anticipated patient transfers at those programs.  As we have previously discussed, the Medicare per beneficiary cap amount for each patient admitted to one of our programs is reduced in the event the patient is discharged from our program and readmitted to another provider’s hospice program.  As part of our initiative to review each of our programs, we determined that an opportunity to develop an inpatient program within an acute care hospital would better meet the needs of the community where we intended to develop a freestanding inpatient facility.  As a result, we have taken action to dispose of the building we had previously acquired to develop the inpatient facility.  The sale of the building is expected to close in November 2007.  Our accounts receivable aging has increased over the second quarter of 2007 due to an increase in the volume of additional development requests (ADR) that we have received from our Medicare fiscal intermediaries.  Once we receive an ADR on a claim, we hold all subsequent claims on that patient until the ADR is resolved, which can be several months following our submission of the additional documentation to the Medicare fiscal intermediary.  Holding these claims increases our accounts receivable aging, which thereby increases our provision for uncollectible accounts in accordance with our bad debt reserve policy.  During the third quarter of 2007, we also incurred additional expense related to the recruitment and hiring of Craig P. Goguen, our new Chief Operating Officer.”

In closing, Mr. Lefton added, “We continue to make significant progress on many of our major initiatives.  During the third quarter of 2007, we completed the sale of our St. George, Utah, and Allentown, Pennsylvania, programs.  In October 2007, we completed the sale of our Rockford, Illinois, program.  Excluding the increase in our Medicare cap contractual allowance related to the prior cap year, we have made progress in reducing our Medicare cap contractual allowance through the development of inpatient units, combining certain existing hospice programs and implementing revised marketing strategies in selected markets to achieve a more balanced patient mix.  As we move forward, we intend to focus even more attention on increasing volume growth and managing costs, both of which we expect to contribute to increased profitability.”

Stock Repurchase
During the third quarter of 2007, the Company repurchased 303,400 shares of its common stock for approximately $3.2 million (average cost of $10.42 per share).  The Company currently has approximately $36.9 million available for additional stock repurchases under its previously announced stock repurchase program.  Shares used for computing diluted earnings per share for the third quarters of 2007 and 2006 were 32.9 million and 34.6 million, respectively.

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ODSY Announces Third Quarter 2007 Results

October 29, 2007

Conference Call
Odyssey will host a conference call to discuss the third quarter 2007 results on Tuesday, October 30, 2007, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time).  The call will be broadcast live and can be accessed through the Investor Relations section of the Company’s website at www.odsyhealth.com or at www.earnings.com.  An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.

Based in Dallas, Texas, Odyssey is one of the largest providers of hospice care in the country in terms of both average daily patient census and number of locations.  Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

The earnings per diluted share from continuing operations for the third quarter of 2007 included in this press release that exclude the Medicare cap adjustment related to the prior year and the loss on the sale of the building are non-GAAP financial measures and are reconciled to comparable GAAP financial measures in the reconciliation included in this press release.

Certain statements contained in this press release and that will be contained in the presentation are forward-looking statements within the meaning of the federal securities laws.  Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release and in the presentation to differ materially from those anticipated or implied by the forward-looking statements.  Such risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; adverse changes in the Medicare payment cap limits and increases in the Company’s estimated Medicare cap contractual adjustment; decline in patient census growth; increases in inflation including inflationary increases in patient care costs; challenges inherent in and potential changes in the Company’s growth and development strategy; our ability to effectively implement the Company’s 2007 operations and development initiatives; the Company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; our ability to implement a new integrated billing and clinical management and electronic medical records system; the ability to attract and retain healthcare professionals; increases in the Company’s bad debt expense due to various factors including an increase in the volume of  pre-payment reviews by the Company’s Medicare fiscal intermediaries; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; government and private party, legal proceedings and investigations; cost of complying with the terms and conditions of our corporate integrity agreement; adverse changes in the competitive environment in which the Company operates;  changes in state or federal income, franchise or similar tax laws and regulations; adverse impact of natural disasters; changes in our estimate of additional compensation costs under FASB Statement No. 123(R); and the disclosures contained under the headings “Government Regulation and Payment Structure” in “Item 1. Business” and “Item 1A. Risk Factors” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2007, and its most recent report on Form 10-Q and in its other filings with the Securities and Exchange Commission.  Many of these factors are beyond the ability of the Company to control or predict.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof.  The Company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

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ODSY Announces Third Quarter 2007 Results

October 29, 2007

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
SELECTED OPERATING DATA

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Continuing Operations: (1)
Admissions	8,014	7,960	24,963	25,127
Average Daily Census	8,074	8,149	8,095	8,062
Discharge Average Length of Stay	90.3	86.1	88.5	84.7
Gross Revenue per Patient Day	$146.81	$142.01	$147.24	$143.50
Medicare Cap as % of Gross Revenue	1.1%	3.3%	1.7%	1.8%
Commercial Contractual as % of Gross Revenue	2.2%	1.6%	2.1%	1.5%
Non Funded Contractual as % of Gross Revenue	1.1%	1.1%	1.1%	1.0%
Net Revenue per Patient Day	$140.43	$133.60	$140.09	$137.23
Operating Expense per Patient Day	$133.32	$122.26	$132.21	$124.31
Bad Debt Expense as % of Net Revenue	1.5%	1.1%	1.1%	1.1%

Same-Facility: (2)
Admissions	7,965	7,831	24,874	24,887
Average Daily Census	8,047	8,041	8,080	7,981
Average Length of Stay	90.6	86.7	88.7	84.9

(1)	Continuing operations excludes the operations of hospices that the Company classifies as discontinued operations.
(2)	Same-facility information includes hospice programs that have been Medicare certified for at least twelve months or were acquired more than a year ago.

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ODSY Announces Third Quarter 2007 Results

October 29, 2007

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net patient service revenue	$104,313	$100,161	$309,597	$302,026
Operating expenses:
Direct hospice care	61,811	59,094	184,766	176,896
General and administrative – hospice care	22,990	20,322	67,542	60,355
General and administrative – support center	11,072	9,810	31,961	29,353
Provision for uncollectible accounts	1,595	1,102	3,414	3,159
Depreciation	1,488	1,259	4,302	3,570
Amortization	75	70	203	247
Income from continuing operations
before other income (expense)	5,282	8,504	17,409	28,446

Other income (expense):
Loss on writedown of property	(211)	–	(211)	–
Interest income	600	650	1,857	1,897
Interest expense	(56)	(47)	(152)	(139)
	333	603	1,494	1,758
Income from continuing operations
before provision for income taxes	5,615	9,107	18,903	30,204
Provision for income taxes	1,937	3,141	6,662	10,904
Income from continuing operations	3,678	5,966	12,241	19,300
Loss from discontinued operations, net of tax	93	353	823	1,356
Net income	$3,585	$5,613	$11,418	$17,944

Income (loss) per common share:
Basic:
Continuing operations	$0.11	$0.17	$0.37	$0.56
Discontinued operations	–	(0.01)	(0.03)	(0.04)
Net income	$0.11	$0.16	$0.34	$0.52
Diluted:
Continuing operations	$0.11	$0.17	$0.37	$0.56
Discontinued operations	–	(0.01)	(0.03)	(0.04)
Net income	$0.11	$0.16	$0.34	$0.52

Weighted average shares outstanding:
Basic	32,732	34,120	33,179	34,206
Diluted	32,891	34,589	33,337	34,661

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ODSY Announces Third Quarter 2007 Results

October 29, 2007

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

	Sept. 30,	Dec. 31,
	2007	2006
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash and cash equivalents	$10,495	$7,572
Short-term investments	46,314	62,390
Accounts receivable from patient services, net of allowance
for uncollectible accounts of $3,372 and $2,501 at
September 30, 2007 and December 31, 2006, respectively	78,979	64,007
Income taxes receivable	269	6,134
Deferred tax asset	857	
Prepaid expenses and other current assets	5,566	5,773
Assets of discontinued operations	43	631
Total current assets	142,523	146,507
Property and equipment, net of accumulated depreciation	24,230	20,563
Goodwill	98,179	98,179
Intangibles, net of accumulated amortization	6,684	4,737
Total Assets	$271,616	$269,986

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,091	$7,171
Accrued compensation	14,860	14,089
Accrued nursing home costs	13,060	11,584
Accrued Medicare cap contractual adjustments	24,884	26,679
Other accrued expenses	16,667	16,397
Income taxes payable	146	
Deferred tax liability		209
Current maturities of long-term debt	2	2
Total current liabilities	74,710	76,131
Long-term debt, less current maturities		1
Deferred tax liability	13,874	13,720
Other liabilities	1,359	538
Commitments and contingencies		
Stockholders’ equity:
Common stock, $0.001 par value: 75,000,000 shares authorized,
38,054,762 and 37,870,373 shares issued at September 30, 2007
and December 31, 2006, respectively	38	38
Additional paid-in capital	112,867	108,682
Retained earnings	138,722	126,921
Treasury stock, at cost, 5,650,472 and 4,230,972 shares held at
September 30, 2007 and December 31, 2006, respectively	(69,954)	(56,045)
Total stockholders’ equity	181,673	179,596
Total Liabilities and Stockholders’ Equity	$271,616	$269,986

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ODSY Announces Third Quarter 2007 Results

October 29, 2007

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	Sept. 30,
	2007	2006
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$11,418	$17,944
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	823	1,356
Loss on write-down of property	211	
Depreciation and amortization	4,505	3,817
Amortization of debt issue costs	84	82
Stock-based compensation	3,177	4,354
Deferred tax (expense) benefit	(912)	8,467
Tax benefit realized for stock option exercises	(132)	(1,003)
Provision for uncollectible accounts	3,414	3,159
Changes in operating assets and liabilities:
Accounts receivable	(18,386)	(5,616)
Other current assets	6,652	(8,199)
Accrued government settlement		(13,000)
Accounts payable, accrued nursing home costs,
accrued Medicare cap and other accrued expenses	(712)	5,362
Net cash provided by operating activities	10,142	16,723

Investing Activities:
Cash paid for acquisitions and procurement of licenses	(1,878)	(174)
Cash received from the sale of hospice programs	552	59
Decrease (increase) in short-term investments	16,076	(9,670)
Purchase of property and equipment	(8,724)	(7,756)
Net cash provided by (used) in investing activities	6,026	(17,541)

Financing Activities:
Proceeds from issuance of common stock	890	3,467
Tax benefit realized for stock option exercises	132	1,003
Purchases of treasury stock	(13,909)	(8,280)
Payments of debt issue costs	(357)	
Payments on debt	(1)	(4)
Net cash used in financing activities	(13,245)	(3,814)

Net increase (decrease) in cash and cash equivalents	2,923	(4,632)
Cash and cash equivalents, beginning of period	7,572	15,183
Cash and cash equivalents, end of period	$10,495	$10,551

Supplemental Cash Flow Information:
Interest paid	$67	$58
Income taxes paid	$3,156	$7,743

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ODSY Announces Third Quarter 2007 Results

October 29, 2007

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
STATEMENT OF OPERATIONS – RECONCILIATION OF
NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2007
	Reported			Adjusted
	GAAP			Non-GAAP
	Totals	Adjustments		Totals
Net patient service revenue	$104,313	$579	(1)	$104,892
Operating expenses:
Direct hospice care	61,811	–		61,811
General and administrative – hospice care	22,990	–		22,990
General and administrative – support center	11,072	–		11,072
Provision for uncollectible accounts	1,595	–		1,595
Depreciation	1,488	–		1,488
Amortization	75	–		75
Income from continuing operations
before other income (expense)	5,282	579		5,861

Other income (expense):
Loss on writedown of property	(211)	211	(2)	–
Interest income	600	–		600
Interest expense	(56)	–		(56)
	333	211		544
Income from continuing operations
before provision for income taxes	5,615	790		6,405
Provision for income taxes	1,937	275		2,212
Income from continuing operations	3,678	515		4,193
Loss from discontinued operations, net of tax	93	–		93
Net income	$3,585	$515		$4,100

Income (loss) per common share:
Basic:
Continuing operations	$0.11	$0.02		$0.13
Discontinued operations	–	–		–
Net income	$0.11	$0.02		$0.13
Diluted:
Continuing operations	$0.11	$0.02		$0.13
Discontinued operations	–	(0.01)		(0.01)
Net income	$0.11	$0.01		$0.12

Weighted average shares outstanding:
Basic	32,732	32,732		32,732
Diluted	32,891	32,891		32,891

(1)	Increase in Medicare cap contractual adjustment related to prior cap year.
(2)	Loss on sale of building.

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ODSY Announces Third Quarter 2007 Results

October 29, 2007

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
STATEMENT OF OPERATIONS – RECONCILIATION OF
NON-GAAP FINANCIAL MEASURES (continued)
(In thousands, except per share amounts)

	Nine Months Ended
	September 30, 2007
	Reported			Adjusted
	GAAP			Non-GAAP
	Totals	Adjustments		Totals
Net patient service revenue	$309,597	$579	(1)	$310,176
Operating expenses:
Direct hospice care	184,766	–		184,766
General and administrative – hospice care	67,542	–		67,542
General and administrative – support center	31,961	–		31,961
Provision for uncollectible accounts	3,414	–		3,414
Depreciation	4,302	–		4,302
Amortization	203	–		203
Income from continuing operations
before other income (expense)	17,409	579		17,988

Other income (expense):
Loss on writedown of property	(211)	211	(2)	–
Interest income	1,857	–		1,857
Interest expense	(152)	–		(152)
	1,494	211		1,705
Income from continuing operations
before provision for income taxes	18,903	790		19,693
Provision for income taxes	6,662	275		6,937
Income from continuing operations	12,241	515		12,756
Loss from discontinued operations, net of tax	823	–		823
Net income	$11,418	$515		$11,933

Income (loss) per common share:
Basic:
Continuing operations	$0.37	$0.01		$0.38
Discontinued operations	(0.03)	0.01		(0.02)
Net income	$0.34	$0.02		$0.36
Diluted:
Continuing operations	$0.37	$0.01		$0.38
Discontinued operations	(0.03)	0.01		(0.02)
Net income	$0.34	$0.02		$0.36

Weighted average shares outstanding:
Basic	33,179	33,179		33,179
Diluted	33,337	33,337		33,337

(1)	Increase in Medicare cap contractual adjustment related to prior cap year.
(2)	Loss on sale of building.
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